EXHIBIT 10.1

Execution Copy
Sensient Technologies Corporation
U.S.$30,000,000 7.17% Senior Notes, Series 2006—A, due November 28, 2011
U.S.$25,000,000 7.31% Senior Notes, Series 2006—B, due November 28, 2013
€38,669,760 5.78% Senior Notes, Series 2006—C, due November 28, 2011
€19,334,880 5.85% Senior Notes, Series 2006—D, due November 28, 2013
€19,334,880 Floating Rate Senior Notes, Series 2006—E, due November 28, 2011

Note Purchase Agreement

Dated as of June 27, 2006

Table of Contents
(Not a part of the Agreement)

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Schedule A	—	Information Relating to Purchasers

Schedule B	—	Defined Terms

Schedule 5.3	—	Disclosure Materials

Schedule 5.4	—	Subsidiaries of the Company and Ownership of Subsidiary Stock

Schedule 5.5	—	Financial Statements

Schedule 5.15	—	Existing Debt

Schedule 6	—	Existing Investments

Annex A	—	Debt as of Date of Closing

Exhibit 1.1(a)	—	Form of 7.17% Senior Note, Series 2006—A, due November 28, 2011

Exhibit 1.1(b)	—	Form of 7.31% Senior Note, Series 2006—B, due November 28, 2013

Exhibit 1.1(c)	—	Form of 5.78% Senior Note, Series 2006—C, due November 28, 2011

Exhibit 1.1(d)	—	Form of 5.85% Senior Note, Series 2006—D, due November 28, 2013

Exhibit 1.1(e)	—	Form of Floating Rate Senior Note, Series 2006—E, due November 28, 2011

Exhibit 4.4(a)(i)	—	Form of Opinion of Special Counsel for the Company

Exhibit 4.4(a)(ii)	—	Form of Opinion of General Counsel for the Company

Exhibit 4.4(b)	—	Form of Opinion of Special Counsel for the Purchasers

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Sensient Technologies Corporation
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-5304
U.S.$30,000,000 7.17% Senior Notes, Series 2006—A, due November 28, 2011
U.S.$25,000,000 7.31% Senior Notes, Series 2006—B, due November 28, 2013
€38,669,760 5.78% Senior Notes, Series 2006—C, due November 28, 2011
€19,334,880 5.85% Senior Notes, Series 2006—D, due November 28, 2013
€19,334,880 Floating Rate Senior Notes, Series 2006—E, due November 28, 2011
Dated as of June 27, 2006
To Each of the Purchasers Listed in
   Schedule A Hereto:
     Ladies and Gentlemen:
     Sensient Technologies Corporation, a Wisconsin corporation (the “Company”), agrees with each of the purchasers whose names appear at the end hereof (each, a “Purchaser” and, collectively, the “Purchasers”) as follows:
Section 1. Authorization of Notes.
          (a) The Company will authorize the issue and sale of (a) U.S. $30,000,000 aggregate principal amount of its 7.17% Senior Notes, Series 2006—A, due November 28, 2011 (the “Series A Notes”), (b) U.S. $25,000,000 aggregate principal amount of its 7.31% Senior Notes, Series 2006—B, due November 28, 2013 (the “Series B Notes”), (c) €38,669,760 aggregate principal amount of its 5.78% Senior Notes, Series 2006—C, due November 28, 2011 (the “Series C Notes”), (d) €19,334,880 aggregate principal amount of its 5.85% Senior Notes, Series 2006—D, due November 28, 2013 (the “Series D Notes”), and (e) €19,334,880 aggregate principal amount of its Floating Rate Senior Notes, Series 2006—E, due November 28, 2011 (the “Series E Notes”; the Series A Notes, Series B Notes, Series C Notes, Series D Notes and Series E Notes are hereinafter collectively referred to as the “Notes,” such term to include any such Notes issued in substitution therefor pursuant to Section 13 of this Agreement). The Notes shall be substantially in the form set out in Exhibit 1.1(a), Exhibit 1.1(b), Exhibit 1.1(c), Exhibit 1.1(d) or Exhibit 1.1(e), as the case may be. Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.
          (b) The Series A Notes, Series B Notes, Series C Notes and Series D Notes shall bear interest computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal amount thereof from the date of issuance, payable semiannually, on May 28 and November 28 in each year and on the maturity date of the Notes.

          (c) (i) Each Series E Note shall bear interest from the date of issue, payable quarterly on each Series E Interest Payment Date in each year, at a rate per annum (computed on the basis of actual days elapsed and a year of 360 days) equal to the Adjusted Euribor Rate, as in effect for the applicable Series E Interest Period until the principal thereof shall become due and payable and shall bear interest on demand on any overdue principal, on any overdue Series E Breakage Amounts and on any overdue installment of interest at the Default Rate.
     At least one Business Day before the date of the Closing, the Company will give notice to each holder of a Series E Note, specifying the Euribor Rate for the Series E Initial Interest Period, which shall be determined with respect to the date of the Closing as if that date were a Reset Date, and the resulting Adjusted Euribor Rate for the Series E Initial Interest Period. On each Reset Date the Company shall determine the Euribor Rate for the Series E Interest Period then commencing and will give notice (by email or facsimile to such Person as the Calculation Holder may from time to time specify for such purpose), together with a copy of the appropriate internet page as specified in the definition of “Euribor Rate” below, to the Calculation Holder specifying the Euribor Rate as so determined, which shall apply absent manifest error. If the Calculation Holder, by written notice to the Company (which notice shall be given within five Business Days after the Reset Date), objects to such determination on the grounds of manifest error, the Euribor Rate as determined by the Calculation Holder shall be final and binding upon the Company absent manifest error. Forthwith and in any event within two Business Days after each Reset Date the Company will give written notice to the holders of the Series E Notes specifying the Euribor Rate and the resulting Adjusted Euribor Rate on the Series E Notes for the Series E Interest Period commencing on that Reset Date and within six Business Days after each Reset Date the Company will give written notice to the holders of the Series E Notes stating whether the Calculation Holder determined (or confirmed the Company’s determination of) the Euribor Rate for that Series E Interest Period, unless the Calculation Holder is the sole holder of the Series B Notes, in which case no further notice is required. If for any reason the Company and the Calculation Holder fail to determine the Euribor Rate for any Series E Interest Period, the determination of such Euribor Rate by any other Institutional Investor holder of the Series E Notes (acting in place of a Calculation Holder if necessary) and specified in a written notice to the Company shall be final and binding upon the Company and the holders of the Series E Notes absent manifest error, provided that in case more than one such Institutional Investor holder gives such a written notice and the Euribor Rate in such notices is not the same rate, such Euribor Rate shall be the rate agreed upon by the Series E Required Holders as specified in a subsequent notice to the Company (delivered not later than one Business Day from the date of the later of the notices referred to above), which rate shall be final and binding as aforesaid absent manifest error.
          (ii) For purposes of determining the applicable interest rate on the Series E Notes, the following terms have the following meanings (and certain matters will be determined in accordance with procedures as specified below):
     “Adjusted Euribor Rate” means with respect to any Series E Interest Period a rate per annum equal to the Euribor Rate for such Interest Period plus 1.90% (190 basis points).

     “Calculation Holder” means, in respect of the Series E Notes, the Institutional Investor (together with its Affiliates) which holds the highest percentage of outstanding unpaid principal amount of the Series E Notes at the time outstanding and is willing to serve in such capacity. In case more than one Institutional Investor (and its respective Affiliates) holds the highest percentage of outstanding unpaid principal amount of the Series E Notes, the Calculation Holder for the Series E Notes shall be such Institutional Investor or Institutional Investors as such holders shall determine between or among themselves. Metropolitan Life Insurance Company shall act as the Calculation Holder in respect of the Series E Notes until the Company receives written notice to the contrary.
     “Designated Maturity” means for any Reset Date a period of three months corresponding to the Series E Interest Period commencing on such Reset Date.
     “Euribor Rate” means for the Series E Initial Interest Period the rate specified in the notice from the Company given pursuant to Section 1(c)(i), and means for any Reset Date the rate for deposits in Euros for a period of the Designated Maturity and in a Representative Amount (if applicable) which appears on the appropriate link under www.euribor.org/html/download/euribor_2006.txt or for years after 2006, the appropriate link as of 11:00 a.m., Brussels, Belgium time, on the date that is two TARGET Days preceding that Reset Date; and if such rate does not appear on www.euribor.org, the rate for that Reset Date will be the rate at which deposits in Euros are offered in accordance with the procedures described below, by the Reference Banks to leading banks in the European interbank market, in each case, at approximately 11:00 a.m., Brussels, Belgium time, on the day that is two TARGET Days preceding that Reset Date for a period of the Designated Maturity commencing on that Reset Date and in a Representative Amount. The Company will request the principal Euro-zone office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Reset Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Reset Date will be the arithmetic mean of the rates quoted by major banks in Brussels, Belgium selected by the Calculation Holder, at approximately 11:00 a.m., Brussels, Belgium time, on that Reset Date for loans in Euros to leading European banks for a period of the Designated Maturity commencing on that Reset Date and in a Representative Amount.
     “Euro-zone” means the region comprised of member states of the European Union that adopt the Euro in accordance with the Treaty establishing the European Community (signed in Rome on March 25, 1957), as amended.
     “Reference Banks” means, in respect of the Series E Notes, four major banks in the Euro-zone interbank market selected by the Company and reasonably acceptable to the relevant Calculation Holder.
     “Representative Amount” means an amount that is comparable to the unpaid principal amount of the Series E Notes at the relevant time.

     “Reset Date” means the first day of each Interest Period after the Initial Interest Period.
     “Series E Initial Interest Period” means the period commencing on and including the date of the Closing and ending on (but excluding) February 28, 2007.
     “Series E Interest Payment Date” means each February 28, May 28, August 28 and November 28 commencing on February 28, 2007.
     “Series E Interest Period” means the Series E Initial Interest Period and thereafter a period commencing on and including a Reset Date and ending on (but excluding) the next succeeding Series E Interest Payment Date. Notwithstanding the foregoing, if any Series E Interest Payment Date is not a TARGET Day, such Series E Interest Period shall be extended to the next day that is a TARGET Day, and if there is no numerically corresponding date in the appropriate month, such Series E Interest Period shall end on the last TARGET Day of such month.
     “Series E Required Holders” means, at any time, the holders of at least 51% in principal amount of all of the Series E Notes at the time outstanding (exclusive of Series E Notes then owned by the Company or any of its Affiliates).
     “TARGET” means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.
     “TARGET Day” means any day on which TARGET is open for the settlement of payments in Euro.
          (iii) The Company agrees to indemnify each holder of a Series E Note for, and promptly to pay to each such holder upon written request following delivery of a certificate as to the amount thereof (which shall be conclusive absent manifest error), any amounts (collectively the “Series E Breakage Amounts”) required to compensate such holder for any losses, costs or expenses sustained or incurred by such holder, whether by virtue of the termination of any Swap Contract or otherwise, as a consequence of (1) any event (including any acceleration of Notes in accordance with Section 12.1 and any prepayment of the Notes pursuant to Section 8.2 or 8.3 hereof) which results in such holder receiving any amount on account of the principal of or interest on any Series E Note on any date other than the last day of the Series E Interest Period in effect therefor or (2) the failure by the Company to pay any amount in respect of a payment or prepayment required to be made hereunder on the date due in respect of any Series E Note.
Section 2. Sale and Purchase of Notes.
     Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount and of the same series specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.
Section 3. Closing.
     The execution and delivery of this Agreement will be made at the offices of Chapman and Cutler LLP, 111 W. Monroe Street, Chicago, Illinois 60603, on June 27, 2006 (the “Execution Date”).
     The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 a.m. Chicago time, at a closing (the “Closing”) on November 28, 2006 or on such other Business Day thereafter on or prior to December 20, 2006 as may be agreed upon by the Company and the Purchasers. At the Closing, the Company will deliver to each Purchaser the Notes of the series to be purchased by such Purchaser in the form of a single Note of each series of the Notes so to be purchased or such greater number of Notes in denominations of at least U.S. $1,000,000 (or its equivalent in the relevant currency of payment) as such Purchaser may request dated the date of the Closing and registered in such Purchaser’s name or in the name of its nominee, against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 4121091466 at Wells Fargo Bank, N.A., MAC N9305-031, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, ABA no. 121000248 for credit to the account of the Company. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.
Section 4. Conditions to Closing.
     Each Purchaser’s obligation to execute and deliver this Agreement and the obligations of each Purchaser to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:
     Section 4.1. Representations and Warranties. Except with respect to representations contained in Section 5 which indicate otherwise, the representations and warranties of the Company in this Agreement shall be correct on the Execution Date and at the time of the Closing.
     Section 4.2. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the

Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 had such Section applied since such date.
     Section 4.3. Compliance Certificates.
          (a) Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.
          (b) Secretary’s Certificate. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.
     Section 4.4. Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a)(i) from Debevoise & Plimpton LLP, special counsel for the Company, covering the matters set forth in Exhibit 4.4(a)(i) and (ii) from John L. Hammond, Esq., General Counsel for the Company, covering the matters set forth in Exhibit 4.4(a)(ii) and in each such case covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers) and (b) from Chapman and Cutler LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.
     Section 4.5. Purchase Permitted by Applicable Law, Etc. On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.
     Section 4.6. Sale of Other Notes. Contemporaneously with the Closing, the Company shall sell to each other Purchaser, and each other Purchaser shall purchase, the Notes to be purchased by it at the Closing as specified in Schedule A.
     Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Execution Date and the date of the Closing the fees, charges and disbursements of the Purchasers’ special counsel referred to in

Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to each such date.
     Section 4.8. Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each series of the Notes.
     Section 4.9. Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.
     Section 4.10. Funding Instructions. At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (a) the name and address of the transferee bank, (b) such transferee bank’s ABA number and (c) the account name and number into which the purchase price for the Notes is to be deposited.
     Section 4.11. Related Transaction. On or prior to the date of the Closing, Pacific Life Insurance Company shall have received evidence reasonably satisfactory to it that the Outstanding Pacific Life Notes, including interest accrued thereon, have been paid in full as a condition precedent to its purchase of Notes as set forth on Schedule A.
     Section 4.12. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.
Section 5. Representations and Warranties of the Company.
     The Company represents and warrants to each Purchaser that:
     Section 5.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

     Section 5.2. Authorization, Etc. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     Section 5.3. Disclosure. The Company, through its agents, KeyBanc Capital Markets and Wells Fargo Bank, N.A., has delivered to each Purchaser a copy of a Private Placement Memorandum dated April 2006 (the “Memorandum”), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Memorandum and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and identified in Schedule 5.3, and the financial statements listed in Schedule 5.5, (this Agreement, the Memorandum and such documents, certificates or other writings and such financial statements delivered to each Purchaser prior to June 2, 2006 being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since December 31, 2005, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.
     Section 5.4. Organization of Subsidiaries; Affiliates. (a) Schedule 5.4 contains as of the Execution Date (except as noted therein) complete and correct lists of (i) the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and (ii) the Company’s Affiliates, other than Subsidiaries.
          (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 that are owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).
          (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

          (d) No Subsidiary is a party to, or otherwise subject to, any legal, regulatory, contractual or other restriction (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.
     Section 5.5. Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.
     Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.
     Section 5.7. Governmental Authorizations, Etc. Except for the filing of a Current Report on SEC Form 8-K with the SEC with respect to this Agreement and the transactions contemplated hereby, no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.
     Section 5.8. Litigation; Observance of Agreements, Statutes and Orders. (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
          (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment,

decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws or the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
     Section 5.9. Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2002.
     Section 5.10. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.
     Section 5.11. Licenses, Permits, Etc. (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.
          (b) To the best knowledge of the Company, no product of the Company or any of its Subsidiaries infringes in any Material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.
          (c) To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.
     Section 5.12. Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code or section 4068 of ERISA, other than such liabilities or Liens as would not be individually or in the aggregate Material.
          (b) The present value of the aggregate benefit liabilities under each of the Plans subject to Title IV of ERISA (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than U.S.$5,000,000 in the case of any single Plan and by more than U.S.$10,000,000 in the aggregate for all Plans. The term “benefit liabilities” has the meaning specified in Section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.
          (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.
          (d) The expected post retirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company and its Subsidiaries is not Material.
          (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.
     Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 40 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

     Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes as set forth in Section 4 of the Memorandum. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 2% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 2% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.
     Section 5.15. Existing Debt; Future Liens. (a) Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Company and its Subsidiaries as of March 31, 2006 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Subsidiary and no event or condition exists with respect to any Debt of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment. Annex A to be attached hereto on the date of the Closing will correctly describe all outstanding Debt and any Liens secured thereby of the Company and its Subsidiaries as of September 30, 2006, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Subsidiaries. Since the Execution Date, there shall have been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Subsidiaries listed on Schedule 5.15.
          (b) Except as disclosed in Schedule 5.15, as of the Execution Date, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.4.
          (c) Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company or any Subsidiary, except as of the Execution Date as specifically indicated in Schedule 5.15.
     Section 5.16. Foreign Assets Control Regulations, Etc. (a) Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the

Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.
          (b) Neither the Company nor any Subsidiary (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) engages in any dealings or transactions with any such Person. The Company and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.
          (c) No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.
     Section 5.17. Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.
     Section 5.18. Environmental Matters. (a) Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.
          (b) Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.
          (c) Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect.
          (d) All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

Section 6. Representations of the Purchasers.
     Section 6.1. Purchase for Investment. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof; provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.
     Section 6.2. Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:
     (a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed ten percent (10%) of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or
     (b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or
     (c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1, or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as have been disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

     (d) the Source constitutes assets of an “investment fund” (within the meaning of Part V of the QPAM Exemption) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part l(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or
     (e) the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a Person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or
     (f) the Source is a governmental plan; or
     (g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or
     (h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.
     As used in this Section 6.2, the terms “employee benefit plan”, “governmental plan”, and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.
Section 7. Information as to the Company.
     Section 7.1. Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor:
     (a) Quarterly Statements — within 60 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Quarterly Report on Form 10-Q (the “Form 10-Q”) with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:
     (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and
     (ii) consolidated statements of earnings, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments; provided that delivery within the time period specified above of copies of the Company’s Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a); and provided, further, that the Company shall be deemed to have made such delivery of such Form 10-Q if it shall have timely made such Form 10-Q available on “EDGAR” and on its home page on the worldwide web (at the date of this Agreement located at: http//www.sensient-tech.com) and shall have given each Purchaser prior notice of such availability on EDGAR and on its home page in connection with each delivery (such availability and notice thereof being referred to as “Electronic Delivery”);
     (b) Annual Statements — within 105 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Annual Report on Form 10-K (the “Form 10-K”) with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each fiscal year of the Company, duplicate copies of,
     (i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and
     (ii) consolidated statements of earnings, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by:
     (1) an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with the standards of the Public Company Oversight Board (United States), and that such audit provides a reasonable basis for such opinion in the circumstances, and
     (2) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit);
provided that the delivery within the time period specified above of the Company’s Form 10-K for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC, together with the accountant’s certificate described in clause (2) above (the “Accountants’ Certificate”), shall be deemed to satisfy the requirements of this Section 7.1(b); provided, further, that the Company shall be deemed to have made such delivery of such Form 10-K if it shall have timely made Electronic Delivery thereof, in which event the Company shall separately deliver, concurrently with such Electronic Delivery, the Accountants’ Certificate;
     (c) SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability or to its public securities holders generally) and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;
     (d) Notice of Default or Event of Default — promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

     (e) ERISA Matters — promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:
     (i) with respect to any Plan, any reportable event, as defined in Section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or
     (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or
     (iii) any event, transaction or condition that could reasonably result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;
     (f) Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and
     (g) Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries (including, but without limitation, actual copies of the Company’s Form 10-Q and Form 10-K) or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes, including, without limitation, such information as is required by SEC Rule 144A under the Securities Act to be delivered to any prospective transferee of the Notes.
     Section 7.2. Officer’s Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth (which, in the case of Electronic Delivery of such financial statements, shall be by separate concurrent delivery of such certificate to each holder of Notes):

     (a) Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.1 through Section 10.4, inclusive, and Section 10.6 during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and
     (b) Event of Default — a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.
     Section 7.3. Visitation. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:
     (a) No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and
     (b) Default — if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

Section 8. Prepayment of the Notes.
     Section 8.1. Required Prepayments. No regularly scheduled prepayment of the principal of the Notes of any series is required prior to the final maturity date thereof.
     Section 8.2. Optional Prepayments. (a) Series A, Series B, Series C and Series D Optional Prepayments. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Series A, Series B, Series C and Series D Notes, in an amount not less than 5% or such lesser amount as shall be outstanding (but if in the case of a partial prepayment, then against the Series A, Series B, Series C and Series D Notes in proportion to the aggregate principal amount outstanding of each such series), determined, in the case of the Series C and Series D Notes, on the basis of the exchange rate published in The Wall Street Journal on the second Business Day before the date of the applicable notice of prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Series A, Series B, Series C and Series D Notes written notice of each optional prepayment under this Section 8.2(a) not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Series A, Series B, Series C and Series D Notes to be prepaid on such date, the principal amount of each such Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Series A, Series B, Series C and Series D Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.
     (b) Series E Optional Prepayments. The Company may, at its option at any time after November 28, 2008, and upon notice as provided below, prepay at any time all, or from time to time any part of, the Series E Notes, in an amount not less than 5% of the aggregate principal amount of the Series E Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, but without Make-Whole Amount or other premium; provided that if any prepayment pursuant to this Section 8.2(b) is made on any date other than a Series E Interest Payment Date, then and in such event the Company shall pay the Series E Breakage Amounts of each holder of the Series E Notes within three Business Days of receipt by the Company from each such holder of a certificate setting forth the amount of such Series E Breakage Amounts, including the computation of such amount in reasonable detail. The Company will give each holder of Series E Notes written notice of each optional prepayment under this Section 8.2(b) not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Series E Notes to be prepaid on such date, the principal amount of each Series E Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid.
     Section 8.3. Change in Control. (a) Notice of Change in Control or Control Event. The Company will, within five Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each holder of Notes unless notice in respect of such Change in Control (or the Change in Control contemplated by such Control Event) shall have been given pursuant to subparagraph (b) of this Section 8.3. If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (c) of this Section 8.3 and shall be accompanied by the certificate described in subparagraph (g) of this Section 8.3.
     (b) Condition to Company Action. The Company will not take any action that consummates or finalizes a Change in Control unless (i) at least 30 days prior to such action it shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in subparagraph (c) of this Section 8.3, accompanied by the certificate described in subparagraph (g) of this Section 8.3, and (ii) contemporaneously with such action, it prepays all Notes required to be prepaid in accordance with this Section 8.3.
     (c) Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraphs (a) and (b) of this Section 8.3 shall be an offer to prepay, in accordance with and subject to this Section 8.3, all, but not less than all, the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Proposed Prepayment Date”). If such Proposed Prepayment Date is in connection with an offer contemplated by subparagraph (a) of this Section 8.3, such date shall be not less than 30 days and not more than 120 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the first Business Day after the 45th day after the date of such offer).
     (d) Acceptance/Rejection. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.3 by causing a notice of such acceptance to be delivered to the Company not later than 15 days after receipt by such holder of the most recent offer of prepayment. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.3 shall be deemed to constitute an acceptance of such offer by such holder.
     (e) Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.3 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount; provided that in the case of the Series E Notes, if any prepayment pursuant to this Section 8.3 is made on a date other than Series E Interest Payment Date, then and in such event, the Company shall pay the Series E Breakage Amounts of each holder of the Series E Notes within three Business Days of receipt by the Company from each such holder of a certificate setting forth such Series E Breakage Amounts, including the computation of such amount in reasonable detail. The prepayment shall be made on the Proposed Prepayment Date except as provided in subparagraph (f) of this Section 8.3.
     (f) Deferral Pending Change in Control. The obligation of the Company to prepay Notes pursuant to the offers required by subparagraph (c) and accepted in accordance with subparagraph (d) of this Section 8.3 is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control has not occurred on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until, and shall be made on, the date on which such Change in Control occurs. The Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change in Control and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.3 in respect of such Change in Control shall be deemed rescinded).
     (g) Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.3 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.3; (iii) the principal amount of each Note offered to be prepaid; (iv) the estimated Make-Whole Amount, if any, due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation; (v) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (vi) that the conditions of this Section 8.3 have been fulfilled; and (vii) in reasonable detail, the nature and date or proposed date of the Change in Control.
     (h) Certain Definitions. “Change in Control” shall be deemed to have occurred if any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act),
     (i) become the “beneficial owners” (as such term is used in Rule 13d-3 under the Exchange Act as in effect on the date of the Closing), directly or indirectly, of more than 50% of the total voting power of all classes then outstanding of the Company’s Voting Stock, or
     (ii) acquire after the date of the Closing (x) the power to elect, appoint or cause the election or appointment of at least a majority of the members of the board of directors of the Company, through beneficial ownership of the capital stock of the Company or otherwise, or (y) all or substantially all of the properties and assets of the Company in a manner which does not require compliance with Section 10.5(c).
“Control Event” means:

     (1) the execution by the Company or any of its Subsidiaries or Affiliates of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change in Control,
     (2) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control, or
     (3) the making of any written offer by any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the date of the Closing) to the holders of the common stock of the Company, which offer, if accepted by the requisite number of holders, would result in a Change in Control.
          (i) All calculations contemplated in this Section 8.3 involving the capital stock of any Person shall be made with the assumption that all convertible Securities of such Person then outstanding and all convertible Securities issuable upon the exercise of any warrants, options and other rights outstanding at such time were converted at such time and that all options, warrants and similar rights to acquire shares of capital stock of such Person were exercised at such time.
     Section 8.4. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes of any series pursuant to Section 8.2, the principal amount of the Notes of such series to be prepaid shall be allocated among all of the Notes of such series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. All partial prepayments made pursuant to Section 8.3 shall be applied only to the Notes of the holders who have elected to participate in such prepayment.
     Section 8.5. Maturity; Surrender, Etc. In the case of each prepayment of Notes of any series pursuant to this Section 8, the principal amount of each Note of such series to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date,
     (i) and, in the case of any Series A, Series B, Series C or Series D Note, with the Make-Whole Amount, if any, and
     (ii) in the case of any Series E Note, without any Make-Whole Amount or other premium; provided that if any prepayment pursuant to this Section 8 is made on a date other than a Series E Interest Payment Date, then the Company shall pay the Series E Breakage Amounts of each holder of the Series E Notes within three Business Days of receipt by the Company from each such holder of a certificate setting forth such Series E Breakage Amounts, including the computation of such amount in reasonable detail.

     From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, or the Series E Breakage Amounts, as the case may be, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.
     Section 8.6. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any series of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes of each series acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes of any series may be issued in substitution or exchange for any such Notes.
     Section 8.7. Make-Whole Amount. The term “Make-Whole Amount” (y) with respect to each Swapped Note, means the Swapped Note Make-Whole Amount; and (z) with respect to each Non-Swapped Note, the Non-Swapped Note Make-Whole Amount.
     (a)(i) For the purposes of determining the Swapped Note Make-Whole Amount, the following terms have the following meanings:
     “Swap Agreement” means, with respect to any Swapped Note, (a) a cross-currency swap agreement and annexes and schedules thereto (an “Initial Swap Agreement”) that was entered into by the original purchaser of such Swapped Note (or any affiliate thereof) in connection with and with respect to the execution of this Agreement and the issuance, sale and delivery of such Swapped Note solely for the purpose of hedging such original Purchaser’s currency and interest rate risk with respect to the scheduled payments by the Company of interest and principal on such Swapped Note and under which the holder of such Swapped Note will receive payments from the counterparty thereunder in Dollars and (b) any Replacement Swap Agreement. As used herein, “Replacement Swap Agreement” means, with respect to any Swapped Note, any cross-currency swap agreement and annexes and schedules thereto with payment terms and provisions (other than a reduction in notional amount) identical to those of the Initial Swap Agreement entered into with respect to such Swapped Note (including, without limitation, any modification or amendment of any Swap Agreement) that is entered into in full or partial replacement of such Initial Swap Agreement (or any subsequent Replacement Swap Agreement) in a notional amount not exceeding the aggregate outstanding principal amount of such Swapped Note. Any Purchaser that enters into, assumes or terminates an Initial Swap Agreement or Replacement Swap Agreement shall within a reasonable period of time thereafter deliver to the Company a copy of the confirmation, assumption or termination related thereto.
     “Swapped Note Called Notional Amount” means, with respect to any Swapped Note Called Principal of any Swapped Note, the payment in Dollars that would have been due to the holder of such Swapped Note under the terms of the Swap Agreement to which such holder is party attributable to and in exchange for such Swapped Note Called Principal if the principal of such Swapped Note were not prepaid pursuant to Section 8.2 or Section 8.3 or had not been declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
     “Swapped Note Called Principal” means, with respect to any Swapped Note, the principal of such Swapped Note that is to be prepaid pursuant to Section 8.2 or Section 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
     “Swapped Note Discounted Value” means, with respect to the Swapped Note Called Notional Amount of any Swapped Note, the amount obtained by discounting all Swapped Note Remaining Scheduled Swap Payments corresponding to the Swapped Note Called Notional Amount of such Swapped Note from their respective scheduled due dates to the Swapped Note Settlement Date with respect to such Swapped Note Called Notional Amount, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Swapped Note is payable) equal to the Swapped Note Reinvestment Yield with respect to such Swapped Note Called Notional Amount.
     “Swapped Note Make-Whole Amount” means, with respect to any Swapped Note, an amount equal to the excess, if any, of the Swapped Note Discounted Value of the Swapped Note Remaining Scheduled Swap Payments with respect to the Swapped Note Called Notional Amount related to such Swapped Note over such Swapped Note Called Notional Amount, provided that the Swapped Note Make-Whole Amount may in no event be less than zero. Notwithstanding anything in this Agreement to the contrary, the Swapped Note Make-Whole Amount shall be payable in Dollars.
     “Swapped Note Reinvestment Yield” means, with respect to the Swapped Note Called Notional Amount of any Swapped Note, the sum of (x) the Applicable Percentage plus (y) the yield to maturity implied by (a) the yields reported, as of 10.00 a.m. (New York City time) on the second Business Day preceding the Swapped Note Settlement Date with respect to such Swapped Note Called Notional Amount, on the display designated as “Page PX1” on Bloomberg Financial Markets (or such other display as may replace Page PX1 on the Bloomberg Financial Markets) for actively traded U.S. Treasury securities having a maturity equal to the Swapped Note Remaining Average Life of such Swapped Note as of such Swapped Note Settlement Date or if Page PX1 (or its successor on Bloomberg is unavailable, the Telerate Access Service Screen which corresponds most closely to Page PX1 for the most recently issued actively traded U.S. Treasury securities having a maturity equal to the Swapped Note Remaining Average Life of such Swapped Note as of such Swapped Note Settlement Date or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported for the latest day for which such yields have been so reported as of the second Business Day preceding the Swapped Note Settlement Date with respect to such Swapped Note Called Notional Amount, in U.S. Federal Reserve Statistical Release H.15

(519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Swapped Note Remaining Average Life of such Swapped Note as of such Swapped Note Settlement Date. Such implied yield will be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Swapped Note Remaining Average Life of such Swapped Note and (2) the actively traded U.S. Treasury security with the maturity closest to and less than such Swapped Note Remaining Average Life. The Swapped Note Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Swapped Note.
     “Swapped Note Remaining Average Life” means, with respect to any Swapped Note Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Swapped Note Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Swapped Note Remaining Scheduled Payment with respect to such Swapped Note Called Principal by (ii) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Swapped Note Settlement Date with respect to such Swapped Note Called Principal and the scheduled due date of such Swapped Note Remaining Scheduled Payment.
     “Swapped Note Remaining Scheduled Swap Payments” means, with respect to the Swapped Note Called Notional Amount relating to any Swapped Note, the payments due to the holder of such Swapped Note in Dollars under the terms of the Swap Agreement to which such holder is party which correspond to all payments of the Swapped Note Called Principal of such Swapped Note corresponding to such Swapped Note Called Notional Amount and interest on such Swapped Note Called Principal (other than that portion of the payment due under such Swap Agreement corresponding to the interest accrued on the Swapped Note Called Principal to the Swapped Note Settlement Date) that would be due after the Swapped Note Settlement Date assuming that no payment of such Swapped Note Called Principal were made prior to its scheduled maturity, provided, that if such Swapped Note Settlement Date is not a date on which interest payments are due to be made under the terms of such Swapped Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Swapped Note Settlement Date and required to be paid on such Swapped Note Settlement Date pursuant to Section 8.2, 8.3 or 12.1.
     “Swapped Note Settlement Date” means, with respect to the Swapped Note Called Principal of any Swapped Note, the date on which such Swapped Note Called Principal is to be prepaid pursuant to Section 8.2 or Section 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
     (ii) Swapped Notes — Currency of Payment. All payments of Make-Whole Amount in respect of any Swapped Note shall be made in Dollars.

     (b) For the purposes of determining the Non-Swapped Note Make-Whole Amount, the following terms have the following meanings:
     “Called Principal” means, with respect to any Non-Swapped Note, the principal of such Non-Swapped Note that is to be prepaid pursuant to Section 8.2 or Section 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
     “Discounted Value” means, with respect to the Called Principal of any Non-Swapped Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Non-Swapped Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.
     “Non-Swapped Note Make-Whole Amount” means, with respect to any Non-Swapped Note that is to be fully or partially prepaid pursuant to Section 8.2 or Section 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments (in Dollars) over the amount of such Called Principal (in Dollars); provided, however, that the Non-Swapped Make-Whole Amount may in no event be less than zero. Notwithstanding anything in this Agreement to the contrary, the Non-Swapped Note Make-Whole Amount shall be payable in Dollars.
     “Reinvestment Yield” means, with respect to the Called Principal of any Non-Swapped Note, the sum of (x) the Applicable Percentage plus (y) the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1 on Bloomberg Financial Markets (“Bloomberg”) or, if Page PX1 (or its successor screen on Bloomberg) is unavailable, the Telerate Access Service screen which corresponds most closely to Page PX1 for the most recently issued actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than such

Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.
     “Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
     “Remaining Scheduled Payments” means, with respect to the Called Principal of any Non-Swapped Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Non-Swapped Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2, 8.3 or 12.1.
     “Settlement Date” means, with respect to the Called Principal of any Non-Swapped Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or Section 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
     Section 8.8. Swap Breakage Amount. If any Swapped Note is prepaid pursuant to this Section 8 or has become or is declared to be immediately due and payable pursuant to Section 12.1, then (a) any resulting Net Loss in connection therewith shall be reimbursed to the holder of such Swapped Note by the Company in Dollars upon any such prepayment or repayment of such Swapped Note and (b) any resulting Net Gain in connection therewith shall be deducted from the amount paid to the holder of such Swapped Note by the Company upon any such prepayment or repayment of such Swapped Note and, to the extent such Net Gain exceeds such amount otherwise payable by the Company to such holder, such holder shall and agrees to promptly remit such excess to the Company. Any reduction in an amount paid to any holder of a Swapped Note due to a Net Gain shall first be applied to reduce any Make-Whole Amount payable to such holder and, to the extent necessary, shall then be applied to all other amounts owing to such holder after conversion into Euros at the current Euro/Dollar exchange rate, as determined as of 10:00 a.m. New York time on the day the Swapped Note is prepaid as indicated on the applicable screen of Bloomberg. Each holder of a Swapped Note shall be responsible for calculating its own Swap Breakage Amount in Dollars upon the prepayment or repayment of all or any portion of its Swapped Notes, and such calculation as reported to the Company in reasonable detail shall be binding on the Company absent demonstrable error.

     With respect to the holder of a Swapped Note that is prepaid: (a) “Net Loss” shall mean the amount, if any, by which the Swapped Note Called Notional Amount exceeds the sum of (i) the Swapped Note Called Principal and (ii) the Swap Breakage Amount received (or paid) by the applicable holder; and (b) “Net Gain” shall mean the amount, if any, by which the Swapped Note Called Notional Amount is exceeded by the sum of (i) the Swapped Note Called Principal and (ii) the Swap Breakage Amount received (or paid) by the applicable holder. For purposes of any determination of any “Net Loss” or “Net Gain,” the Swapped Note Called Principal shall be determined by the holder by converting Euros into Dollars at the current Euro/Dollar exchange rate, as determined as of 10:00 a.m. New York time on the day the Swapped Note is prepaid as indicated on the applicable screen of Bloomberg and any such calculation shall be reported to the Company in reasonable detail and shall be binding on the Company absent demonstrable error.
     “Swap Breakage Amount” means, with respect to any Swap Agreement associated with any Swapped Note, in determining the Net Loss or Net Gain, the amount that would be received (in which case the Swap Breakage Amount shall be positive) or paid (in which case the Swap Breakage Amount shall be negative) by the holder of such Swapped Note as if such Swap Agreement had terminated, in whole or in part, as applicable, due to an early termination, which shall be an amount equal to the “Settlement Amount” as defined by the International Swap and Derivatives Association, Inc.’s standard 1992 Multicurrency-Cross Border Master Agreement (the “Master Agreement”) where:
     (a) the parties have elected to calculate such amount in accordance with the “Second Method” payment method (as defined in the Master Agreement) and “Market Quotation” payment measure (as defined in the Master Agreement), and each party is an “Affected Party”;
     (b) the “Unpaid Amounts” (as defined in the Master Agreement) are equal to zero;
     (c) the Swap Agreement is the only “Terminated Transaction” (as defined in the Master Agreement);
     (d) the “Early Termination Date” (as defined in the Master Agreement) is the date of prepayment or acceleration;
     (e) “Automatic Early Termination” (as defined in the Master Agreement) does not apply;
     (f) no election is made in the schedule to the Master Agreement or other amendment is made to the Master Agreement, other than the election of Second Method and Market Quotation (based upon the circumstances of such holder); and
     (g) such holder is not subject or entitled to any set-off or similar right with respect to such Swap Agreement;
and payable in Dollars.

Section 9. Affirmative Covenants.
     The Company covenants that so long as any of the Notes are outstanding:
     Section 9.1. Compliance with Law. The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, the USA Patriot Act and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     Section 9.2. Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.
     Section 9.3. Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times; provided that this Section 9.3 shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     Section 9.4. Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary; provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of all such taxes, assessments and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     Section 9.5. Legal Existence, Etc. Subject to Section 10.5, the Company will at all times preserve and keep in full force and effect its legal existence. Subject to Sections 10.5 and 10.6, the Company will at all times preserve and keep in full force and effect the legal existence of each of its Subsidiaries (unless merged into the Company or a Wholly-owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such legal existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.
     Section 9.6. Books and Records. The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company, or such Subsidiary, as the case may be.
Section 10. Negative Covenants.
     The Company covenants that so long as any of the Notes are outstanding:
     Section 10.1. Consolidated Adjusted Net Worth. The Company will at all times keep and maintain Consolidated Adjusted Net Worth at an amount not less than the sum of (a) U.S.$505,790,400.00 plus (b) an aggregate amount equal to fifty percent (50%) of Consolidated Net Earnings (but, in each case, only if a positive number), determined as at the end of each fiscal quarter of the Company for each completed fiscal quarter commencing with the fiscal quarter ending December 31, 2006.
     Section 10.2. Limitations on Debt. (a) The Company will not permit the ratio of Consolidated Total Debt to Consolidated EBITDA for the twelve-month period ending on the last day of each fiscal quarter of the Company to exceed the following percentages:

During the Period	Ratio of Consolidated Total Debt
to Consolidated EBITDA
From and including September 30, 2006 through and including June 30, 2007 for each twelve-month period ending on the last day of each fiscal quarter of the Company	3.75 to 1.00

From and including July 1, 2007 and thereafter for each twelve-month period ending on the last day of each fiscal quarter of the Company	3.50 to 1.00
          (b) The Company will not, and will not permit any Subsidiary to, create, issue, assume, guarantee or otherwise incur or in any manner become liable in respect of any Priority Debt, unless at the time of creation, issuance, assumption, guarantee or incurrence thereof and after giving effect thereto and to the application of the proceeds thereof, (i) the aggregate amount of Debt of the Company and its Subsidiaries secured by any Lien created or incurred within the limitations of Section 10.4(h) would not exceed 10% of Consolidated Adjusted Net Worth, and (ii) the aggregate amount of all Consolidated Priority Debt (including all Debt of the Company and its Subsidiaries secured by any Lien created or incurred within the limitations of Section 10.4(h)) would not exceed 20% of Consolidated Adjusted Net Worth.
          (c) Any Person which becomes a Subsidiary after the date hereof shall for all purposes of this Section 10.2 be deemed to have created, assumed or incurred at the time it becomes a Subsidiary all Debt of such Person existing immediately after it becomes a Subsidiary.
     Section 10.3. Fixed Charges Coverage Ratio. The Company will keep and maintain the ratio of Consolidated Net Earnings Available for Fixed Charges to Consolidated Fixed Charges for each period of four consecutive fiscal quarters at not less than 2.00 to 1.00, with the demonstration of compliance by the Company with this Section 10.3 to be made as at the end of each fiscal quarter.
     Section 10.4. Negative Pledge. The Company will not, and will not permit any of its Subsidiaries to, create, assume, or suffer to exist any Lien on any asset now owned or hereafter acquired, except:
     (a) Liens incurred to finance the acquisition of construction of, or for the purpose of financing its physical plant, office buildings, machinery and equipment used in its business and not held for sale or lease in the ordinary course of its business, and other fixed assets not held for use in its business;
     (b) Liens incurred or deposits made in the ordinary course of business in order to enable it to maintain self-insurance, or to participate in an y fund in connection with workers’ compensation, unemployment insurance, old-age pensions or other social security, or to share in any privileges or other benefits available to corporations participating in any such arrangement, or for any other purpose at any time required by law or regulation promulgated by any governmental agency or office as a condition to the transaction of any business or the exercise of any privilege or license, or from depositing its assets with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond or appeal by it from any judgment or decree against it, or in connection with any other proceedings in actions at law or in equity by or against it;
     (c) Liens securing any taxes or assessments, governmental charges or levies, if such taxes or assessments, charges or levies shall not at any time be due and payable or if the Company shall currently be contesting the validity thereof in good faith and by appropriate proceedings;
     (d) Liens of any judgments, if such judgments shall not have remained un-discharged or un-stayed on appeal or otherwise for more than sixty (60) days;
     (e) landlords’, lessors’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, laborers’ or other similar statutory Liens; provided that the Company or any of its Subsidiaries, as the case may be, is contesting the validity thereof in good faith and by appropriate proceedings;
     (f) easements, rights-of-way, restrictions and other similar encumbrances which do not Materially detract from the value of the property subject thereto or interfere with the ordinary conduct of its business;
     (g) Liens existing on the Execution Date and securing Debt of the Company and its Subsidiaries referred to in Schedule 5.15; and
     (h) other Liens created or incurred after the date of the Closing given to secure Debt of the Company or any Subsidiary in addition to the Liens permitted by the preceding clauses (a) through (g) hereof; provided that (i) all Debt secured by any such Liens shall have been incurred within the limitations provided in Section 10.2(b) and (ii) at the time of creation, issuance, assumption, guarantee or incurrence of the Debt secured by any such Lien and after giving effect thereto and to the application of the proceeds thereof, no Default or Event of Default would exist.
     Section 10.5. Mergers, Consolidations, Etc. The Company will not, and will not permit any Subsidiary to, consolidate with or be a party to a merger with any other Person, or sell, lease or otherwise dispose of all or substantially all of its assets; provided that:
     (a) any Subsidiary may merge or consolidate with or into the Company or any Wholly-owned Subsidiary so long as in (i) any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation and (ii) in any merger or consolidation involving a Wholly-owned Subsidiary (and not the Company), the Wholly-owned Subsidiary shall be the surviving or continuing corporation or limited liability company;
     (b) the Company may consolidate or merge with or into any other corporation if (i) the corporation which results from such consolidation or merger (the “Surviving Person”) is organized under the laws of any state of the United States or the District of Columbia, (ii) the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observation of all of the covenants in the Notes and this Agreement to be performed or observed by the Company are expressly assumed in writing by the Surviving Person and the Surviving Person shall furnish to the holders of the Notes an opinion of counsel satisfactory to the Required Holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the Surviving Person enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles, and (iii) at the time of such consolidation or merger and immediately after giving effect thereto, no Default or Event of Default would exist; and

     (c) the Company may sell or otherwise dispose of all or substantially all of its assets (other than as provided in Section 10.6) to any Person for consideration which represents the fair market value of such assets (as determined in good faith by the Board of Directors of the Company) at the time of such sale or other disposition if (i) the acquiring Person (the “Acquiring Person”) is a corporation organized under the laws of any state of the United States or the District of Columbia, (ii) the due and punctual payment of the principal of and premium, if any, and interest on all the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants in the Notes and in this Agreement to be performed or observed by the Company are expressly assumed in writing by the Acquiring Person and the Acquiring Person shall furnish to the holders of the Notes an opinion of counsel satisfactory to the Required Holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such Acquiring Person enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles, and (iii) at the time of such sale or disposition and immediately after giving effect thereto, no Default or Event of Default would exist.
     Section 10.6. Sale of Assets. The Company will not, and will not permit any Subsidiary to, sell, lease, transfer, abandon or otherwise dispose of assets, including, without limitation, by way of an asset securitization or sale-leaseback transaction (except assets sold in the ordinary course of business for fair market value and except as provided in Section 10.5(c)); provided that the foregoing restrictions do not apply to:
     (a) the sale, lease, transfer or other disposition of assets of a Subsidiary to the Company or a Wholly-owned Subsidiary; or
     (b) the abandonment of assets of the Company or a Subsidiary that are no longer useful or intended to be used in the operation of the business of the Company and its Subsidiaries, provided that such abandonment would not, individually or in the aggregate, have a Material Adverse Effect;
     (c) the sale of assets for cash or other property to a Person or Persons other than an Affiliate if all of the following conditions are met:
     (i) such assets (valued at net book value) do not, together with all other assets of the Company and its Subsidiaries previously disposed of during the twelve-month period then ending (other than in the ordinary course of business), exceed 10% of Consolidated Total Assets, and such assets (valued at net book value) do not, together with all other assets of the Company and its Subsidiaries previously disposed of during the period from the date of this Agreement to and including the date of the sale of such assets (other than in the ordinary course of business), exceed 30% of Consolidated Total Assets, in each such case determined as of the end of the immediately preceding fiscal year;

     (ii) in the opinion of a Senior Financial Officer of the Company, the sale is for fair value and is in the best interests of the Company; and
     (iii) immediately before and immediately after the consummation of the transaction and after giving effect thereto, no Default or Event of Default would exist;
provided, however, that for purposes of the foregoing calculation, there shall not be included any assets the proceeds of which were or are applied within twelve months of the date of sale of such assets to either (A) the acquisition of assets useful and intended to be used in the operation of the business of the Company and its Subsidiaries as described in Section 10.8 and having a fair market value (as determined in good faith by a Senior Financial Officer of the Company) at least equal to that of the assets so disposed of or (B) the prepayment on a pro rata basis of Senior Debt of the Company determined, in the case of any Senior Debt of the Company denominated in a currency other than Dollars, on the basis of the exchange rate published in The Wall Street Journal on the second Business Day before the date of the applicable notice of prepayment. It is understood and agreed by the Company and the holders of the Notes that if, and only if, any part or portion of any such proceeds are offered to the prepayment of the Notes as hereinabove provided, then and in such event shall such proceeds, or part or portion thereof, as the case may be, to the extent accepted as a prepayment of the Notes by the holders thereof, be prepaid as and to the extent provided in Section 8.2.
Without limiting the foregoing clause (B), the Company agrees that:
     (x) the timing and manner of any offer of prepayment to the holders of the Notes shall be in the manner contemplated by Section 8.2; provided that any such offered prepayment of the Notes pursuant to this Section 10.6 may be in an amount less than 5% of the aggregate principal amount of the Notes then outstanding and shall only be at 100% of the principal amount thereof, together with interest accrued and unpaid thereon to the date of such prepayment, and in no event with a Make-Whole Amount or other premium;
     (y) any holder of the Notes may decline any offer of prepayment pursuant to the foregoing clause (b); and
     (z) if such offer is so accepted, the proceeds so offered towards the prepayment of the Notes and accepted shall be prepaid and applied in the manner provided in Section 8.2, excepting only that such prepayment shall be at 100% of the principal amount thereof, together with interest accrued and unpaid thereon to the date of such prepayment, without payment of Make-Whole Amount or other premium.
To the extent that any holder of the Notes declines such offer of prepayment, the Company may use the remaining amount of such prepayment so declined for general corporate purposes.

     Section 10.7. Transactions with Affiliates. The Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.
     Section 10.8. Line of Business. The Company will not and will not permit any Subsidiary to engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Memorandum.
     Section 10.9. Terrorism Sanctions Regulations. The Company will not and will not permit any Subsidiary to (a) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (b) engage in any dealings or transactions with any such Person.
Section 11. Events of Default.
     An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:
     (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or
     (b) the Company defaults in the payment of any interest or Series E Breakage Amounts, if any, on any Note for more than five Business Days after the same becomes due and payable; or
     (c) the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Sections 10.1 through 10.6; or
     (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or
     (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or
     (f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt that is outstanding in an aggregate principal amount of at least U.S.$10,000,000 (or its equivalent in the relevant currency of payment) beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount of at least U.S.$10,000,000 (or its equivalent in the relevant currency of payment) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared (or one or more Persons are entitled to declare such Debt to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), (1) the Company or any Subsidiary has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least U.S.$10,000,000 (or its equivalent in the relevant currency of payment), or (2) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Debt; or
     (g) the Company or any Material Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or
     (h) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Material Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Material Subsidiaries, or any such petition shall be filed against the Company or any of its Material Subsidiaries and such petition shall not be dismissed within 60 days; or
     (i) a final judgment or judgments for the payment of money aggregating in excess of U.S.$10,000,000 (or its equivalent in the relevant currency of payment) are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or
     (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA Section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed U.S.$10,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; but only if any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.
As used in Section 11(j), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in Section 3 of ERISA.
Section 12. Remedies on Default, Etc.
     Section 12.1. Acceleration. (a) If an Event of Default with respect to the Company described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.
          (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 51% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.
          (c) If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

     Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (i) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (ii) the sum of the Make-Whole Amount plus Series E Breakage Amounts, if any, determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of the sum of the Make-Whole Amount plus Series E Breakage Amounts, if any, by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.
     Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.
     Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the holders of not less than 60% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and the sum of the Make-Whole Amount plus Series E Breakage Amounts, if any, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and the sum of the Make-Whole Amount plus Series E Breakage Amounts, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.
     Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.
Section 13. Registration; Exchange; Substitution of Notes.
     Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.
     Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, of the same series and in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1.1(a), Exhibit 1.1(b), Exhibit 1.1(c), Exhibit 1.1(d) or Exhibit 1.1(e), as the case may be. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than U.S. $1,000,000 (or its equivalent in the relevant currency of payment); provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than U.S. $1,000,000 (or its equivalent in the relevant currency of payment). Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.
     Section 13.3. Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

     (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least U.S. $100,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or
     (b) in the case of mutilation, upon surrender and cancellation thereof, within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.
Section 14. Payments on Notes.
     Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount or Series E Breakage Amounts, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Citibank, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.
     Section 14.2. Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount or Series E Breakage Amounts, if any, and interest by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. The Company will make such payments in immediately available funds, no later than 1:00 p.m. New York, New York time on the date due. If for any reason whatsoever the Company does not make any such payment by such 1:00 p.m. transmittal time, such payment shall be deemed to have been made on the next following Business Day and such payment shall bear interest at the Default Rate set forth in the Note. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes of the same series pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

Section 15. Expenses, Etc.
     Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).
     Section 15.2. Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.
Section 16. Survival of Representations and Warranties; Entire Agreement.
     All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.
Section 17. Amendment and Waiver.
     Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby,

(i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount or Series E Breakage Amounts on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Section 8, 11(a), 11(b), 12, 17 or 20.
     Section 17.2. Solicitation of Holders of Notes.
          (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount or series of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.
          (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes of any series as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of each series of Notes then outstanding even if such holder did not consent to such waiver or amendment.
     Section 17.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of each series of Notes and is binding upon them and upon each future holder of any Note of any series and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note of any series nor any delay in exercising any rights hereunder or under any Note of any series shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.
     Section 17.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

Section 18. Notices.
     All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:
     (i) if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A or at such other address as such Purchaser or nominee shall have specified to the Company in writing,
     (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or
     (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Treasurer, or at such other address as the Company shall have specified to the holder of each Note in writing.
Notices under this Section 18 will be deemed given only when actually received.
Section 19. Reproduction of Documents.
     This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.
Section 20. Confidential Information.
     For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified in writing when received by such Purchaser as being confidential information of the Company or such Subsidiary; provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser; provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.
Section 21. Substitution of Purchaser.
     Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21) shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 21) shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.
Section 22. Miscellaneous.
     Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.
     Section 22.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.4 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount, Series E Breakage Amounts or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.
     Section 22.3. Accounting Terms. (a) All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP and (ii) all financial statements shall be prepared in accordance with GAAP; provided that in the event of any Accounting Practices Change, then the Company’s compliance with the covenants set forth in Sections 10.2(a) and 10.3 shall be determined on the basis of generally accepted accounting principles in effect immediately before giving effect to the Accounting Practices Change, until such covenants are amended in a manner satisfactory to the Company and the Required Holders in accordance with clause (b) of this Section 22.3 hereof.
          (b) The Company shall notify the holders of the Notes of any Accounting Practices Change promptly upon becoming aware of the same. Promptly following such notice, the Company and the holders of the Notes shall negotiate in good faith in order to effect any adjustments to Sections 10.2(a) and 10.3 necessary to reflect the effects of such Accounting Practices Change.
     Section 22.4. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 22.5. Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
     For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.
     Section 22.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.
     Section 22.7. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
     Section 22.8. Jurisdiction and Process; Waiver of Jury Trial. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
     (b) The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.
     (c) Nothing in this Section 22.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
     (d) The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.
     Section 22.9. Obligation to Make Payment in Dollars. (a) Any payment on account of an amount that is payable hereunder in respect of the Series A or Series B Notes or under the Series A or Series B Notes, as the case may be, in Dollars which is made to or for the account of any holder of Series A or Series B Notes in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of the Company, shall constitute a discharge of the obligation of the Company under this Agreement in respect of the Series A or Series B Notes or the Series A or Series B Notes, as the case may be, only to the extent of the amount of Dollars which such holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above. If the amount of Dollars that could be so purchased is less than the amount of Dollars originally due to such holder, the Company agrees to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Agreement in respect of the Series A or Series B Notes or in the Series A or Series B Notes, as the case may be, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder in respect of the Series A or Series B Notes or under the Series A or Series B Notes, as the case may be, or under any judgment or order. As used herein the term “London Banking Day” shall mean any day other than Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England.
     (b) Any payment on account of an amount that is payable hereunder in respect of the Series C, Series D or Series E Notes or under the Series C, Series D or Series E Notes, as the case may be, in Euros which is made to or for the account of any holder of the Series C, Series D or Series E Notes in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of the Company, shall constitute a discharge of the obligation of the Company under this Agreement in respect of the Series C, Series D or Series E Notes or under the Series C, Series D or Series E Notes, as the case may be, only to the extent of the amount of Euros which such holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above. If the amount of Euros that could be so purchased is less than the amount of Euros originally due to such holder, the Company agrees to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Agreement in respect of the Series C, Series D or Series E Notes or in the Series C, Series D or Series E Notes, as the case may be, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder in respect of the Series C, Series D or Series E Notes or under the Series C, Series D or Series E Notes, as the case may be, or under any judgment or order. As used herein the term “London Banking Day” shall mean any day other than Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England.
* * * * *

     If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

Sensient Technologies Corporation

By	/s/

[Title]

This Agreement is hereby accepted and agreed to
as of the date thereof.

Allstate Life Insurance Company

By	/s/

Name:
Title:
By	/s/

Name:
Title:

This Agreement is hereby accepted and agreed to
as of the date thereof.

Pacific Life Insurance Company (Nominee: Mac & Co)

By	/s/

Name:
Title:

By	/s/

Name:
Title:

This Agreement is hereby accepted and agreed to
as of the date thereof.

First Penn-Pacific Life Insurance Company

By:	Delaware Investment Advisers, a series of Delaware Management Business Trust, Attorney-In-Fact

	By	/s/

Name:
Title:

This Agreement is hereby accepted and agreed to
as of the date thereof.

Jefferson Pilot Financial Insurance Company

By:	Delaware Investment Advisers, a series of Delaware Management Business Trust, Attorney-In-Fact

	By	/s/

Name:
Title:

This Agreement is hereby accepted and agreed to
as of the date thereof.

Jefferson-Pilot Life Insurance Company

By:	Delaware Investment Advisers, a series of Delaware Management Business Trust, Attorney-In-Fact

	By	/s/

Name:
Title:

This Agreement is hereby accepted and agreed to
as of the date thereof.

ING USA Annuity and Life Insurance Company Security Life of Denver Insurance Company ING Life Insurance and Annuity Company Reliastar Life Insurance Company

By:	ING Investment Management LLC, as Agent

	By	/s/

Name:
Title:

This Agreement is hereby accepted and agreed to
as of the date thereof.

First Colony Life Insurance Company

By	/s/

Name:
Title:

This Agreement is hereby accepted and agreed to
as of the date thereof.

Metropolitan Life Insurance Company

By	/s/

Name:
Title:

Information Relating to Purchasers

		Principal Amount of
Name and Address of Purchaser	Series	Notes to Be Purchased
Allstate Life Insurance Company		Separate Notes in the
c/o Allstate Investments LLC		following amounts:
Attention: Private Placements Department
3075 Sanders Road, STE G5D	C	€$5,000,000
Northbrook, Illinois 60062-7127	C	€$5,000,000
Telephone: (847) 402-7117	C	€$5,000,000
Telecopy: (847) 402-3092	C	€$5,000,000
	C	€$5,000,000
Payments
All payments by Fedwire transfer of immediately available funds or ACH Payment, identifying the name of the Issuer, the Private Placement Number and the payment as principal, interest or premium, in the format as follows:
[Note: All account and TIN information redacted in Schedule A]
Notices
All notices of scheduled payments and written confirmations of each such wire transfer to be sent to:
Allstate Investments LLC
Investment Operations—Private Placements
3075 Sanders Road, STE G4A
Northbrook, Illinois 60062-7127
Telephone: (847) 402-6672 Private Placements
Telecopy: (847) 326-7032
Email: PrivateIOD@allstate.com
Schedule A
(to Note Purchase Agreement)

All financial reports, compliance certificates and all other written communications, including notice of prepayments to be sent by email (PrivateCompliance@allstate.com) or hard copy to:
Allstate Investments LLC
Private Placements Department
3075 Sanders Road, STE G5D
Northbrook, Illinois 60062-7127
Telephone: (847) 402-7117
Telecopy: (847) 402-3092
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number:

Principal Amount of
Name and Address of Purchaser	Series	Notes to Be Purchased
Pacific Life Insurance Company		Separate Notes in the
700 Newport Center Drive		following amounts:
Newport Beach, California 92660-6397
Attention: Securities Department	A	U.S.$3,000,000
Fax Number: (949) 219-5406	A	U.S.$3,000,000
	A	U.S.$1,000,000
	A	U.S.$1,000,000
	A	U.S.$1,000,000
	A	U.S.$1,000,000
Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:
Notices
All notices and communications to be addressed as first provided above, except notices with respect to payments and written confirmation of each such payment, to be addressed:
Mellon Trust
Attention: Pacific Life Accounting Team
Three Mellon Bank Center
AIM #153-3610
Pittsburgh, Pennsylvania 15259
Fax Number: (412) 236-7529
and
Pacific Life Insurance Company
Attention: Securities Administration – Cash Team
700 Newport Center Drive
Newport Beach, California 92660-6397
Fax Number: (949) 640-4013

All other communications to be addressed to:
Pacific Life Insurance Company
Attention: Securities Department
700 Newport Drive
Newport Beach, CA 92660-6397
Fax Number: (949) 219-5406
Name of Nominee in which Notes are to be issued: Mac & Co.
General Taxpayer I.D. Number:

Principal Amount of
Name and Address of Purchaser	Series	Notes to Be Purchased
First Penn-Pacific Life Insurance Company	B	U.S.$4,000,000
c/o Delaware Investment Advisers
2005 Market Street, 40th Floor
Philadelphia, Pennsylvania 19103
Attention: Fixed Income/Private Placements
Telefacsimile: (215) 255-1296 Private Placements
Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “Sensient Technologies Corporation, 7.31% Senior Notes, Series 2006-B, due 2013, PPN 81725T C* 9, principal, premium or interest”) to:
Notices
All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed to:
Delaware Investment Advisers
2005 Market Street, 40th Floor
Philadelphia, Pennsylvania 19103
Attention: Fixed Income/Private Placements
Facsimile: (215) 255-1296 — Private Placements
and
Lincoln Financial Group
1300 South Clinton Street, Mail Stop 2H-17
Fort Wayne, Indiana 46802
Attention: K. Estep — Investment Accounting
Facsimile: (260) 455-2622 — Investment Accounting

With duplicate notices with respect to payments to:
The Northern Trust Company
801 South Canal Street
Income Collections C-4S
Chicago, Illinois 60607
Attention: Viola Nash / Oscell Owens
Facsimile: (312) 630-8179
Reference Account: 26-27448 for First Penn-Pacific Life Ins. Co. & PPN
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number:

Principal Amount of
Name and Address of Purchaser	Series	Notes to Be Purchased
Jefferson Pilot Financial Insurance	B	U.S.$5,000,000
Company
100 North Greene Street
Greensboro, North Carolina 27401
Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “Sensient Technologies Corporation, 7.31% Senior Notes, Series B, due 2013, PPN 81725T C* 9, principal, premium or interest”) to:
Notices
All notices with respect to payments and written confirmation of each such payment, to be addressed:
The Bank of New York
P. O. Box 19266
Newark, New Jersey 07195
Attention: Private Placement P&I Department
Reference: Account Name and PPN/CUSIP#
All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed:
Delaware Investment Advisers
2005 Market Street, 40th Floor
Philadelphia, Pennsylvania 19103
Attention: Fixed Income Private Placements
Fax: (215) 255-1296 (Private Placements)

and
Jefferson Pilot Financial Insurance Company
100 North Greene Street
Greensboro, North Carolina 27401
Attention: Securities Administration
Fax: (336) 691-3717
and
Lincoln Financial Group
1300 South Clinton Street, Mail Stop 2H-17
Fort Wayne, Indiana 46802
Attention: K. Estep — Investment Accounting
Fax: (260) 455-2622 (Inv. Accounting)
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number:

Principal Amount of
Name and Address of Purchaser	Series	Notes to Be Purchased
Jefferson-Pilot Life Insurance Company	B	U.S.$6,000,000
100 North Greene Street
Greensboro, North Carolina 27401
Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “Sensient Technologies Corporation, 7.31% Senior Notes, Series B, due 2013, PPN 81725T C* 9, principal, premium or interest”) to:
Notices
All notices with respect to payments and written confirmation of each such payment, to be addressed:
The Bank of New York
P. O. Box 19266
Newark, New Jersey 07195
Attention: Private Placement P&I Department
Reference: Account Name and PPN
All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed:
Delaware Investment Advisers
2005 Market Street, 40th Floor
Philadelphia, Pennsylvania 19103
Attention: Fixed Income Private Placements
Fax: (215) 255-1296 (Private Placements)

and
Jefferson-Pilot Life Insurance Company
100 North Greene Street
Greensboro, North Carolina 27401
Attention: Securities Administration
Fax: (336) 691-3717
and
Lincoln Financial Group
1300 South Clinton Street, Mail Stop 2H-17
Fort Wayne, Indiana 46802
Attention: K. Estep — Investment Accounting
Fax: (260) 455-2622 (Inv. Accounting)
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number:

Principal Amount of
Name and Address of Purchaser	Series	Notes to Be Purchased
ING USA Annuity and Life Insurance		Separate Notes in the
Company		following amounts:
c/o ING Investment Management LLC	A	U.S.$4,000,000
5780 Powers Ferry Road NW, Suite 300	A	U.S.$2,000,000
Atlanta, Georgia 30327-4349	B	U.S.$6,000,000
Attention: Private Placements
Fax Number: (770) 690-5057
Payments
All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:
Notices
All notices with respect to payments and written confirmation of each such payment to be addressed:
ING Investment Management LLC
5780 Powers Ferry Road, NW, Suite 300
Atlanta, Georgia 30327-4349
Attention: Operations/Settlements
Fax Number: (770) 690-4886
All other notices and communications to be addressed:
ING Investment Management LLC
100 Washington Avenue South, Suite 1635
Minneapolis, MN 55401-2121
Attention: Private Placements
Fax Number: (612) 372-5368

with copy to:
ING Investment Management LLC
5780 Powers Ferry Road, NW, Suite 300
Atlanta, Georgia 30327-4349
Attention: Private Placements
Fax Number: (770) 690-5057
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number:

Principal Amount of
Name and Address of Purchaser	Series	Notes to Be Purchased
ING Life Insurance and Annuity Company	B	U.S.$7,000,000
c/o ING Investment Management LLC
5780 Powers Ferry Road NW, Suite 300
Atlanta, Georgia 30327-4349
Attention: Private Placements
Fax Number: (770) 690-5057
Payments
All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:
Notices
All notices with respect to payments and written confirmation of each such payment to be addressed:
ING Investment Management LLC
5780 Powers Ferry Road, NW, Suite 300
Atlanta, Georgia 30327-4349
Attention: Operations/Settlements
Fax Number: (770) 690-4886
All other notices and communications to be addressed:
ING Investment Management LLC
100 Washington Avenue South, Suite 1635
Minneapolis, MN 55401-2121
Attention: Private Placements
Fax Number: (612) 372-5368

with copy to:
ING Investment Management LLC
5780 Powers Ferry Road, NW, Suite 300
Atlanta, Georgia 30327-4349
Attention: Private Placements
Fax Number: (770) 690-5057
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number:

Principal Amount of
Name and Address of Purchaser	Series	Notes to Be Purchased
Security Life of Denver Insurance		Separate Notes in the
Company		following amounts:
c/o ING Investment Management LLC	A	U.S.$2,000,000
5780 Powers Ferry Road NW, Suite 300	B	U.S.$1,000,000
Atlanta, Georgia 30327-4349
Attention: Private Placements
Fax Number: (770) 690-5057
Payments
All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:
Notices
All notices with respect to payments and written confirmation of each such payment to be addressed:
ING Investment Management LLC
5780 Powers Ferry Road NW, Suite 300
Atlanta, Georgia 30327-4349
Attention: Operations/Settlements
Fax Number: (770) 690-4886
All other notices and communications to be addressed:
ING Investment Management LLC
100 Washington Avenue South, Suite 1635
Minneapolis, MN 55401-2121
Attention: Private Placements
Fax Number: (612) 372-5368

with copy to:
ING Investment Management LLC
5780 Powers Ferry Road, NW, Suite 300
Atlanta, Georgia 30327-4349
Attention: Private Placements
Fax Number: (770) 690-5057
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number:

Principal Amount of
Name and Address of Purchaser	Series	Notes to Be Purchased
ReliaStar Life Insurance Company		Separate Notes in the
c/o ING Investment Management LLC		following amounts:
5780 Powers Ferry Road, NW, Suite 300	A	U.S.$2,000,000
Atlanta, Georgia 30327-4349	B	U.S.$1,000,000
Attention: Private Placements
Fax Number: (770) 690-5057
Payments
All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:
Notices
All notices with respect to payments and written confirmation of each such payment to be addressed:
ING Investment Management LLC
5780 Powers Ferry Road NW, Suite 300
Atlanta, Georgia 30327-4349
Attention: Operations/Settlements
Fax Number: (770) 690-4886
All other notices and communications to be addressed:
ING Investment Management LLC
100 Washington Avenue South, Suite 1635
Minneapolis, MN 55401-2121
Attention: Private Placements
Fax Number: (612) 372-5368

with copy to:
ING Investment Management LLC
5780 Powers Ferry Road, NW, Suite 300
Atlanta, Georgia 30327-4349
Attention: Private Placements
Fax Number: (770) 690-5057
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number:

Principal Amount of
Name and Address of Purchaser	Series	Notes to Be Purchased
First Colony Life Insurance Company	A	U.S.$5,000,000
c/o Genworth Financial
Account: First Colony Life Insurance Company
601 Union Street, Suite 2200
Seattle, Washington 98101
Attention: Private Placements
Fax Number: (206) 516-4578
Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment to:
Notices
All notices and communications including original note agreement, conformed copy of the note agreement, amendment requests, financial statements and other general information to be addressed as follows:
Genworth Financial
Account: First Colony Life Insurance Company
601 Union Street, Suite 2200
Seattle, WA 98101
Attn: Private Placements
Telephone No: (206) 516-4515
Fax No: (206) 516-4578
If available, an electronic copy is additional requested. Please send to the following e-mail address: GNW.privateplacements@genworth.com

Notices with respect to payments and written confirmation of each such payment, including interest payments, redemptions, premiums, make wholes and fees should be addressed as first provided above with additional copies addressed to the following:

State Street	Hare & Co.
Account: First Colony Life Insurance	The Bank of New York
Company	Income Collection Department
801 Pennsylvania	P.O. Box 11203
Kansas City, MO 64105	New York, NY 10286
Attn: Tammy Karn	Attn: PP P&I Department
Telephone No.: (816) 871-9286	Ref: First Colony Life Insurance Company,
Fax No.: (816) 691-5593	Account #127679, PPN & Security Description
geam@statestreetkc.com (preferred delivery method)	P&I Contact: Anthony Largo — (718) 315-3022

Taxpayer I.D. Number:

Name of Nominee in which Notes are to be issued: HARE & CO.

		Principal Amount of
Name and Address of Purchaser	Series	Notes to Be Purchased
Metropolitan Life Insurance Company		Separate Notes in the
1 MetLife Plaza		following amounts:
27-01 Queens Plaza North	C	€19,334,880
Long Island City, New York 11101	D	€19,334,880
	E	€19,334,880
Payments
     All scheduled payments of principal and interest by wire transfer of immediately available funds to:
Notices
All notices and communications:
Metropolitan Life Insurance Company
Investments, Private Placements
P. O. Box 1902
10 Park Avenue
Morristown, New Jersey 07962-1902
Attention: Director
Fax Number: (973) 355-4250

With a copy (OTHER than with respect to deliveries of financial statements) to:
Metropolitan Life Insurance Company
P. O. Box 1902
10 Park Avenue
Morristown, New Jersey 07962-1902
Attention: Chief Counsel — Securities Investments (PRIV)
Fax Number: (973) 355-4338
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number:

Defined Terms
     As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:
     “Accountants’ Certificate” is defined in Section 7.1.
     “Accounting Practices Change” means any change in the Company’s accounting practices that is permitted or required under the standards of the Financial Accounting Standards Board.
     “Acquiring Person” is defined in Section 10.5(c).
     “Adjusted EURIBOR Rate” is defined in Section 1(c)(ii).
     “Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.
     “Anti-Terrorism Order” means Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49,079 (2001), as amended.
     “Applicable Percentage” in the case of any prepayment of any Swapped Note or Non-Swapped Note pursuant to Section 8.3 means 1.00% (100 basis points) and in the case of a computation of the Make-Whole Amount for any purpose means 0.50% (50 basis points).
     “Business Day” means (a) for the purposes of Section 8.7 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Milwaukee, Wisconsin are required or authorized to be closed.
     “Calculation Holder” is defined in Section 1(c)(ii).
     “Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.
Schedule B
(to Note Purchase Agreement)

     “Closing” is defined in Section 3.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.
     “Company” means Sensient Technologies Corporation, a Wisconsin corporation, or any successor that becomes such in the manner prescribed in Section 10.5.
     “Confidential Information” is defined in Section 20.
     “Consolidated Adjusted Net Worth” means, as of the date of any determination thereof the aggregate amount of the capital stock accounts (net of treasury stock, at cost) (a) plus (or minus in the case of a deficit) the surplus in retained earnings of the Company and its Subsidiaries as determined in accordance with GAAP, and (b) minus all Investments of the Company and its Subsidiaries other than those specified in clauses (a) through (j) of the definition of Permitted Investments.
     “Consolidated EBITDA” for any period means the sum of (a) Consolidated Net Earnings during such period plus (to the extent deducted in determining Consolidated Net Earnings) (b) all provisions for any Federal, state, local or foreign income taxes made by the Company and its Subsidiaries during such period, (c) all provisions for depreciation and amortization (other than amortization of debt discount) made by the Company and its Subsidiaries during such period, and (d) Consolidated Interest Expense during such period, but in any event excluding, to the extent included in determining Consolidated Net Earnings, non-operating gains and losses (including extraordinary or unusual gains and losses, gains and losses from the discontinuance of operations, gains and losses arising from the sale of assets, other than in the ordinary course of business, and other non-recurring gains and losses).
     “Consolidated Fixed Charges” for any period means on a consolidated basis the sum of (a) all Rentals (other than Rentals on Capital Leases) payable during such period by the Company and its Subsidiaries, and (b) all Interest Expense on all Debt of the Company and its Subsidiaries payable during such period.
     “Consolidated Interest Expense” means all Interest Expense of the Company and its Subsidiaries for any period after eliminating intercompany items.
     “Consolidated Net Earnings” for any period means the net earnings (or loss) of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP, after eliminating (a) all offsetting debits and credits between the Company and its Subsidiaries, (b) any extraordinary gains or losses, (c) any equity interest of the Company in the unremitted earnings of any Person which is not a Subsidiary, (d) the net earnings of any Subsidiary to the extent the dividends or distributions of such net earnings are not at the date of determination permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or other regulation and (e) all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.

     “Consolidated Net Earnings Available for Fixed Charges” for any period means the sum of (a) Consolidated Net Earnings during such period plus (to the extent deducted in determining Consolidated Net Earnings), (b) all provisions for any Federal, state or other income taxes made by the Company and its Subsidiaries during such period, and (c) Consolidated Fixed Charges during such period.
     “Consolidated Priority Debt” means all Priority Debt of the Company and its Subsidiaries determined on a consolidated basis eliminating inter-company items.
     “Consolidated Total Assets” means as at the date of any determination thereof, total assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.
     “Consolidated Total Debt” means all Debt of the Company and its Subsidiaries determined on a consolidated basis eliminating inter-company items.
     “Debt” with respect to any Person means, at any time, without duplication,
     (a) its liabilities for borrowed money;
     (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);
     (c) (i) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases and (ii) all liabilities which would appear on its balance sheet in accordance with GAAP in respect of Synthetic Leases assuming such Synthetic Leases were accounted for as Capital Leases;
     (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);
     (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);
     (f) the aggregate Swap Termination Value of all Swap Contracts of such Person; and
     (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof, notwithstanding that any such obligation is deemed to be extinguished under GAAP.
     “Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.
     “Default Rate” means with respect to “Series A Notes, Series B Notes, Series C Notes and Series D Notes, that rate of interest that is the greater of (a)(i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes of such series or (ii) 2% over the rate of interest publicly announced by Citibank, N.A. in New York, New York as its “base” or “prime” rate for U.S. Dollars in the case of the Series A Notes and Series B Notes and announced by Barclays Bank PLC in London, England as its “base” or “prime” rate for Euros in the case of the Series C Notes and the Series D Notes and (b)(i) 2% per annum above the from time to time Adjusted Euribor Rate or (ii) 2% over the rate of interest publicly announced by Barclay’s Bank PLC in London, England, as its “base” or “prime” rate for Euros in the case of the Series E Notes.
     “Designated Maturity” is defined in Section 1(c)(ii).
     “Disclosure Documents” is defined in Section 5.3.
     “Dollars” or “$” means lawful money of the United States of America.
     “Electronic Delivery” is defined in Section 7.1(a).
     “Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
     “ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code.
     “Euro” or “€” means the unit of single currency defined in Council Regulation (EC) No 1103/97 of June 17, 1997.
     “Euribor Rate” is defined in Section 1(c)(ii).
     “Euro-zone” is defined in Section 1(c)(ii).

     “Event of Default” is defined in Section 11.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
     “Execution Date” is defined in Section 3.
     “Foreign Subsidiary” is defined in clause (j) of the definition of “Permitted Investments”.
     “Form 10-K” is defined in Section 7.1(b).
     “Form 10-Q” is defined in Section 7.1(a).
     “GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.
“Governmental Authority” means
     (a) the government of
     (i) the United States of America or any State or other political subdivision thereof, or
     (ii) any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or
     (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.
     “Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Debt, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:
     (a) to purchase such Debt or obligation or any property constituting security therefor;
     (b) to advance or supply funds (i) for the purchase or payment of such Debt or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation;

     (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of any other Person to make payment of the Debt or obligation; or
     (d) otherwise to assure the owner of such Debt or obligation against loss in respect thereof.
In any computation of the Debt or other liabilities of the obligor under any Guaranty, the Debt or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.
     “Hazardous Material” means any and all pollutants, toxic or hazardous wastes or any other substances, including all substances listed in or regulated in any Environmental law that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, regulated, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.
     “holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.
     “Institutional Investor” means (a) any purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.
     “Interest Expense” of the Company and its Subsidiaries for any period means all interest (including the interest component on Rentals on Capital Leases) and all amortization of debt discount and expense on any particular Debt (including, without limitation, payment-in-kind, zero coupon and other like Securities) for which such calculations are being made. Computations of Interest Expense on a pro forma basis for Debt having a variable interest rate shall be calculated at the rate in effect on the date of any determination.
     “Investments” means all investments, in cash or by delivery of property, made directly or indirectly in any property or assets or in any Person, whether by acquisition of shares of capital stock, Debt or other obligations or Securities or by loan, advance, capital contribution or otherwise.
     “Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or

Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).
     “Make-Whole Amount” is defined in Section 8.7.
     “Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.
     “Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.
     “Material Subsidiary” means any Subsidiary of the Company accounting for (a) at least 10% of the Consolidated Net Earnings (determined in accordance with GAAP) of the Company during either one of the two fiscal years immediately preceding the date of any determination hereof or (b) at least 10% of the Consolidated Total Assets of the Company during either one of the two fiscal years immediately preceding the date of any determination hereof.
     “Memorandum” is defined in Section 5.3.
     “Moody’s Investors Service” means Moody’s Investors Service, Inc. and any successor thereto.
     “Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).
     “NAIC” means the National Association of Insurance Commissioners or any successor thereto.
     “Non-Swapped Note” means any Note other than a Swapped Note.
     “Notes” is defined in Section 1.
     “Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.
     “Outstanding Pacific Life Notes” means the following Notes of the Company: (a) the $5,000,000 aggregate principal amount 5.85% Series A Senior Note due November 29, 2006 (identifying no. RA-1) payable to MAC & CO., (b) the $5,000,000 aggregate principal amount 5.85% Series A Senior Note due November 29, 2006 (identifying no. RA-2) payable to MAC & CO., (c) the $5,000,000 aggregate principal amount 5.85% Series A Senior Note due November 29, 2006 (identifying no. RA-3) payable to MAC & CO., (d) the €22,389,218 aggregate principal amount 5.63% Series B Senior Note due November 29, 2006 (identifying no. RB-1) payable to MAC & CO., (e) the €11,194,448 aggregate principal amount 5.63% Series B Senior Note due November 29, 2006 (identifying no. RB-2) payable to MAC & CO., and (f) the €3,358,334 aggregate principal amount 5.63% Series B Senior Note due November 29, 2006 (identifying no. RB-3) payable to MAC & CO.
     “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.
     “Permitted Investments” means:
     (a) Investments by the Company and its Subsidiaries in and to Subsidiaries, including any Investment in a Person which, after giving effect to such Investment, will become a Subsidiary;
     (b) Investments in property or assets to be used in the ordinary course of the business of the Company and its Subsidiaries as described in Section 10.8 of this Agreement;
     (c) Investments of the Company existing as of the date of the Closing and described on Schedule 6 hereto;
     (d) Investments in commercial paper of corporations organized under the laws of the United States or any state thereof maturing in 270 days or less from the date of issuance which, at the time of acquisition by the Company or any Subsidiary, is accorded a rating of “A-1” by Standard & Poor’s Ratings Group or “P-1” by Moody’s Investors Service;
     (e) Investments in direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case, maturing within twelve months from the date of acquisition thereof;
     (f) Investments in certificates of deposit and time deposits maturing within one year from the date of issuance thereof, either (1) issued by a bank or trust company organized under the laws of the United States or any State thereof, Canada or any Province thereof, or any other Permitted Jurisdiction, having in each such case capital, surplus and undivided profits aggregating at least U.S.$100,000,000 (or the equivalent under local currency); provided that at the time of acquisition thereof by the Company or a Subsidiary, the senior unsecured long-term debt of such bank or trust company or of the holding company of such bank or trust company is rated “A1” or better by Standard & Poor’s Ratings Group, or “P1” or better by Moody’s Investors Service, or (2) issued by any bank or trust company organized under the laws of the United States or any state thereof to the extent that such Investments are fully insured by the Federal Depository Insurance Corporation;
     (g) Investments in repurchase agreements with respect to any Security described in clause (e) of this definition entered into with a depository institution or trust company acting as principal described in clause (f) of this definition if such repurchase agreements are by their terms to be performed by the repurchase obligor and such repurchase agreements are deposited with a bank or trust company of the type described in clause (f) of this definition;
     (h) Investments in (1) variable rate demand notes of any state of the United States or any municipality organized under the laws of any state of the United States or any political subdivision thereof which, at the time of acquisition by the Company, are accorded either of the two highest ratings by Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; provided that in each such case, such notes permit the Company to require the issuer thereof to repurchase such notes within not more than twelve (12) months from the date of acquisition thereof by the Company, and (2) notes of any state of the United States or any municipality thereof organized under the laws of any state of the United States or any political subdivision thereof which are provided unconditional credit support by, and are unconditionably putable within a period not to exceed one year from the date of acquisition thereof by the Company to financial institutions rated “A” or better by Standard & Poor’s Ratings Group or Moody’s Investors Service;
     (i) Investments in (1) preferred stocks which, at the date of acquisition by the Company or any Subsidiary, are accorded one of the three highest ratings by Standard & Poor’s Ratings Group or Moody’s Investors Services, Inc. or (2) adjustable rate preferred stock funds rated “A-” or better by Standard & Poor’s Ratings Group or “A-3” or better by Moody’s Investors Service;
     (j) Investments by Subsidiaries of the Company organized under any jurisdiction other than any state of the United States or the District of Columbia (in each such case a “Foreign Subsidiary”) in direct obligations of the country in which such Foreign Subsidiary is organized, in each such case maturing within twelve (12) months from the date of acquisition thereof by such Foreign Subsidiary; and
     (k) Investments of the Company not described in the foregoing clauses (a) through (j); provided that the aggregate amount of all such Investments shall not at any time exceed the greater of (1) U.S. $50,000,000 or (2) 10% of the aggregate amount of the capital stock accounts (net of treasury stock, at cost) plus or (minus in the case of a deficit) the surplus and retained earnings of the Company as determined in accordance with GAAP as at the time of the making of any such Investment.
     “Permitted Jurisdiction” means any member state of the European Union (other than Greece) as of April 30, 2004.
     “Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.
     “Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.
     “Priority Debt” means (a) any Debt of the Company secured by a Lien created or incurred within the limitations of Section 10.4(h) and (b) any Debt of the Company’s Subsidiaries (other than Debt of a Subsidiary owing to another Wholly-owned Subsidiary).
     “property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.
     “Proposed Prepayment Date” is defined in Section 8.3(c).
     “Purchaser” is defined in the first paragraph of this Agreement.
     “QPAM Exemption” means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.
     “Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.
     “Reference Bank” is defined in Section 1(c)(ii).
     “Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.
     “Rentals” means and includes as of the date of any determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called “percentage leases” shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.
     “Replacement Swap Agreement” is defined in Section 8.6.
     “Representative Amount” is defined in Section 1(c)(ii).
     “Required Holders” means, at any time, the holders of at least 51% in principal amount of all of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates). For purposes of calculating the principal amount of any Series C, Series D or Series E Note held by a Person in connection with the determination of “Required Holders”, the outstanding principal amount of such Series C, Series D or Series E Note at the time of determination shall be converted to Dollars at a conversion rate of €1.00 = U.S.$1.2583.

     “Reset Rate” is defined in Section 1(c)(ii).
     “Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.
     “SEC” shall mean the Securities and Exchange Commission of the United States, or any successor thereto.
     “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
     “Senior Debt” means all Debt of the Company which is not expressed to be subordinate or junior in rank to any other Debt of the Company.
     “Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company.
     “Series A Notes” is defined in Section 1(a).
     “Series B Notes” is defined in Section 1(a).
     “Series C Notes” is defined in Section 1(a).
     “Series D Notes” is defined in Section 1(a).
     “Series E Breakage Amounts” is defined in Section 1(c)(iii).
     “Series E Initial Interest Period” is defined in Section 1(c)(ii).
     “Series E Interest Period” is defined in Section 1(c)(ii).
     “Series E Interest Payment Date” is defined in Section 1(c)(ii).
     “Series E Interest Payment Dates” is defined in Section 1(c)(ii).
     “Series E Notes” is defined in Section 1(a).
     “Series E Required Holders” is defined in Section 1(c)(ii).
     “Standard & Poor’s Ratings Group” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc. and any successor thereto.
     “Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.
     “Surviving Person” is defined in Section 10.5(b).
     “SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.
     “Swap Breakage Amount” is defined in Section 8.7, as the context may require.
     “Swap Contract” means (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including, but without limitation, any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement.
     “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amounts(s) determined as the mark-to-market values(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.
     “Swapped Note” means any Series C Note or Series D Note so long as such Series C Note or Series D Note has not been transferred since the date of the Closing on which such Note was issued to any Person other than (x) an affiliate of the original Purchaser of such Note or (y) any other Person that has by novation become a party to a Swap Agreement having the same material economic terms and conditions as the Swap Agreement to which the transferor is a party in connection with the transfer of such Note. A “Swapped Note” shall no longer be deemed a “Swapped Note” unless a Swap Agreement shall be in force in respect thereof.
     “Swapped Note Make-Whole Amount” is defined in Section 8.7.
     “Synthetic Lease” means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.
     “Target” is defined in Section 1(c)(ii).
     “Target Day” is defined in Section 1(c)(ii).
     “USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
     “Wholly-owned Subsidiary” means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-owned Subsidiaries at such time.

[Form of Note]
Sensient Technologies Corporation
7.17% Senior Note, Series 2006—A, due November 28, 2011

No.	[Date]
U.S. $	PPN 81725T B# 6
     For Value Received, the undersigned, Sensient Technologies Corporation (herein called the “Company”), a corporation organized and existing under the laws of the State of Wisconsin, hereby promises to pay to                     , or registered assigns, the principal sum of U.S. $                      (or so much thereof as shall not have been prepaid) on November 28, 2011, with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance hereof at the rate of (a) 7.17% per annum from the date hereof, payable semiannually, on the twenty-eighth day of May and November in each year, commencing with the May 28 or November 28 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below, at a rate per annum from time to time equal to the greater of (i) 9.17% or (ii) 2% over the rate of interest publicly announced by Citibank, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
     Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Citibank, N.A. or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
     This Note is one of a series of Senior Notes, Series 2006—A, due November 28, 2011 (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of June 27, 2006 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
     This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the
Exhibit 1.1(a)
(to Note Purchase Agreement)

Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
     This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
     If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
     This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would require application of the laws of a jurisdiction other than such State.

Sensient Technologies Corporation

By

Name:

Title:

E-1.1(a)-2

[Form of Note]
Sensient Technologies Corporation
7.31% Senior Note, Series 2006—B, due November 28, 2013

No.	[Date]
U.S. $	PPN 81725T C* 9
     For Value Received, the undersigned, Sensient Technologies Corporation (herein called the “Company”), a corporation organized and existing under the laws of the State of Wisconsin, hereby promises to pay to                     , or registered assigns, the principal sum of U.S. $                                         (or so much thereof as shall not have been prepaid) on November 28, 2013, with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance hereof at the rate of (a) 7.31% per annum from the date hereof, payable semiannually, on the twenty-eighth day of May and November in each year, commencing with the May 28 or November 28 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and on such unpaid balance and on any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below, at a rate per annum from time to time equal to the greater of (i) 9.31% or (ii) 2% over the rate of interest publicly announced by Citibank, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
     Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Citibank, N.A. or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
     This Note is one of a series of Senior Notes, Series 2006—B, due November 28, 2013 (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of June 27, 2006 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof, together with additional series of Notes from time to time issued thereunder. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
     This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and
Exhibit 1.1(b)
(to Note Purchase Agreement)

registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
     This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
     If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
     This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would require application of the laws of a jurisdiction other than such State.

Sensient Technologies Corporation

By

Name:

Title:

E-1.1(b)-2

[Form of Note]
Sensient Technologies Corporation
5.78% Senior Note, Series 2006—C, due November 28, 2011

No. €	[Date] PPN 81725T C@ 7
     For Value Received, the undersigned, Sensient Technologies Corporation (herein called the “Company”), a corporation organized and existing under the laws of the State of Wisconsin, hereby promises to pay to                     , or registered assigns, the principal sum of Euro                     (or so much thereof as shall not have been prepaid) on November 28, 2011, with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance hereof at the rate of (a) 5.78% per annum from the date hereof, payable semiannually, on the twenty-eighth day of May and November in each year, commencing with the May 28 or November 28 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below, at a rate per annum from time to time equal to the greater of (i) 7.78% or (ii) 2% over the rate of interest publicly announced by Barclays Bank PLC from time to time in London, England as its “base” or “prime” rate for Euros, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
     Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in Euros at Barclays Bank PLC or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
     This Note is one of a series of Senior Notes, Series 2006—C, due November 28, 2011 (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of June 27, 2006 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
     This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the
Exhibit 1.1(c)
(to Note Purchase Agreement)

Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
     This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
     If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
     This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would require application of the laws of a jurisdiction other than such State.

Sensient Technologies Corporation

By

Name:

Title:

E-1.1(c)-2

[Form of Note]
Sensient Technologies Corporation
5.85% Senior Note, Series 2006—D, due November 28, 2013

No. €	[Date] PPN 81725T C# 5
     For Value Received, the undersigned, Sensient Technologies Corporation (herein called the “Company”), a corporation organized and existing under the laws of the State of Wisconsin, hereby promises to pay to                     , or registered assigns, the principal sum of Euro                                         (or so much thereof as shall not have been prepaid) on November 28, 2013, with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance hereof at the rate of (a) 5.85% per annum from the date hereof, payable semiannually, on the twenty-eighth day of May and November in each year, commencing with the May 28 or November 28 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and on such unpaid balance and on any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below, at a rate per annum from time to time equal to the greater of (i) 7.85% or (ii) 2% over the rate of interest publicly announced by Barclays Bank PLC from time to time in London, England as its “base” or “prime” rate for Euros, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
     Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in Euros at Barclays Bank PLC or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
     This Note is one of a series of Senior Notes, Series 2006—D, due November 28, 2013 (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of June 27, 2006 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof, together with additional series of Notes from time to time issued thereunder. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
     This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney
Exhibit 1.1(d)
(to Note Purchase Agreement)

duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
     This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
     If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
     This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would require application of the laws of a jurisdiction other than such State.

Sensient Technologies Corporation

By

Name:

Title:

E-1.1(d)-2

[Form of Note]
Sensient Technologies Corporation
Floating Rate Senior Note, Series 2006—E, due November 28, 2011

No. €	[Date] PPN 81725T D* 8
     For Value Received, the undersigned, Sensient Technologies Corporation (herein called the “Company”), a corporation organized and existing under the laws of the State of Wisconsin, hereby promises to pay to                     , or registered assigns, the principal sum of Euro                     (or so much thereof as shall not have been prepaid) on November 28, 2011, with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance hereof at the Adjusted EURIBOR Rate (as defined in the Note Purchase Agreements referred to below) payable quarterly on the twenty-eighth day of February, May, August and November in each year, commencing with the February 28, May 28, August 28, or November 28 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Series E Breakage Amounts (as defined in the Note Purchase Agreements referred to below), at a rate per annum from time to time equal to the greater of (i) 2% over the from time to time Adjusted EURIBOR Rate or (ii) 2% over the rate of interest publicly announced by Barclays Bank PLC from time to time in London, England as its “base” or “prime” rate for Euros, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand).
     Payments of principal of, interest on and any Series E Breakage Amounts with respect to this Note are to be made in Euros at Barclays Bank PLC or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
     This Note is one of a series of Floating Rate Senior Notes, Series 2006—E, due November 28, 2011 (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of June 27, 2006 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
     This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and
Exhibit 1.1(e)
(to Note Purchase Agreement)

registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
     This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
     If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
     This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would require application of the laws of a jurisdiction other than such State.

Sensient Technologies Corporation

By

Name:

Title:

E-1.1(e)-2